UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

 SCYNEXIS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36365	56-2181648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501-C Tricenter Boulevard
Durham, North Carolina 27713
(Address of principal executive offices, including zip code)

(919) 544-8600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosures.
SCYNEXIS, Inc. (the “Company”) will conduct investor meetings during week of January 12, 2015 in San Francisco, California. In connection with the meetings, the Company intends to discuss the slide presentation attached as Exhibit 99.1 (the "Corporate Presentation") to this current report on Form 8-K (the "Current Report").

In accordance with General Instruction B.2. of Form 8-K, the information contained in Item 7.01 in this report (including the Corporate Presentation) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the Corporate Presentation be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This Current Report will not be deemed a determination or an admission as to the materiality of any information in the Corporate Presentation that is required to be disclosed by Regulation FD.

Item 8.01	Other Events.
On January 9, 2015, the Company issued a press release announcing the receipt of Fast Track designation for oral SCY-078 from the U.S. Food and Drug Administration. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.2 to this Current Report, which is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Corporate Presentation
99.2	Press Release issued on January 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Dated: January 9, 2015	By:	/s/ Charles F. Osborne, Jr.
Charles F. Osborne, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Corporate Presentation
99.2	Press Release issued on January 9, 2015